UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2009

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gerald Luterman was appointed to the Board of Directors of NRG Energy, Inc., or NRG, effective April 24, 2009. Mr. Luterman joined the board as an independent director and was also appointed to serve on the Audit and Finance Committees of the Board of Directors. The Board has determined that Mr. Luterman qualifies as an "audit committee financial expert" within the meaning of the regulations of the U.S. Securities and Exchange Commission. There is no arrangement or understanding between Mr. Luterman and any other person pursuant to which he was appointed as a director.

Non-employee directors other than the Chairman, receive total annual compensation of $180,000 for their service as a member of the Board of Directors. Unless otherwise elected by the director, directors receive 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of vested deferred stock units, or DSU’s. On April 24, 2009, Mr. Luterman received a grant of DSU’s in an amount equal to $90,000 divided by the closing price of NRG’s common stock on April 24, 2009. Each DSU is equivalent in value to one share of NRG’s common stock. The DSU’s issued to Mr. Luterman will be exchanged for such common stock on a one-to-one basis upon termination of his service on NRG’s Board of Directors. The foregoing description of NRG’s non-employee directors’ compensation is qualified by reference to the description included in the preliminary proxy statement for NRG’s 2009 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 2, 2009.

On April 27, 2009, NRG issued a press release announcing Mr. Luterman’s appointment, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 8.01 Other Events.

Incorporated by reference to Item 5.02 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated April 27, 2009

Important Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of proxy of any stockholder of NRG Energy, Inc. (“NRG”). NRG filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on April 2, 2009 in connection with its 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). Prior to the 2009 Annual Meeting, NRG will furnish a definitive proxy statement to its stockholders, together with a WHITE proxy card. INVESTORS AND STOCKHOLDERS OF NRG ARE URGED TO READ THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION.

In response to the exchange offer proposed by Exelon Corporation referred to in this news release, NRG has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. STOCKHOLDERS OF NRG ARE ADVISED TO READ NRG’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain free copies of NRG’s preliminary proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by NRG in connection with the 2009 Annual Meeting and/or the exchange offer by Exelon Corporation, and other documents filed with the SEC by NRG at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents can also be obtained by directing a request to Investor Relations Department, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

NRG and its directors and executive officers will be deemed to be participants in the solicitation of proxies in connection with its 2009 Annual Meeting. Detailed information regarding the names, affiliations and interests of NRG’s directors and executive officers is available in the preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on April 2, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

April 27, 2009	By:	/s/ Michael R. Bramnick

Name: Michael R. Bramnick
Title: Sr. Vice Pres. & General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 27, 2009